                    SCHEDULE 14A INFORMATION
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or
      Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   HCB BANCSHARES, INC.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

________________________________________________________________

     5.     Total fee paid:
________________________________________________________________

[  ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

                      [LETTERHEAD]









                     April 9, 1999




Dear Stockholder:

     We invite you to attend the annual meeting of stockholders of HCB Bancshares, Inc. to be held at the Charles O. Ross Center located at 746 California Avenue, Camden, Arkansas, on Thursday,
May 13, 1999 at 10:00 a.m., local time.

     The accompanying notice and proxy statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company's subsidiary, HEARTLAND Community Bank. Directors and officers of the Company, as well as representatives of Deloitte & Touche, LLP, the Company's independent auditors, will be present to respond to any questions the stockholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                         Sincerely,


                         /s/ Vida H. Lampkin

                         Vida H. Lampkin
                         Chairman of the Board, President
                         and Chief Executive Officer

                 HCB BANCSHARES, INC.
               237 JACKSON STREET, S.W.
              CAMDEN, ARKANSAS 71701-3941
                    (870) 836-6841

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              TO BE HELD ON MAY 13, 1999


     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of HCB Bancshares, Inc. (the
"Company") will be held at the Charles O. Ross Center located at 746 California Avenue, Camden, Arkansas, on Thursday, May 13,
1999 at 10:00 a.m., local time.

     A proxy statement and proxy card for the Annual Meeting accompany this notice.

     The Annual Meeting is for the purpose of considering and acting upon:

          1.   The election of two directors of the Company;
               and

          2. The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing pro-

posals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 26, 1999 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

     You are requested to fill in and sign the accompanying proxy card which is solicited by the Board of Directors and to mail it promptly in the accompanying envelope. The proxy card will not be used if you attend and vote at the Annual Meeting in person.

                         BY ORDER OF THE BOARD OF DIRECTORS


                         /s/ Paula J. Bergstrom

                         PAULA J. BERGSTROM
                         SECRETARY

Camden, Arkansas
April 9, 1999

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. THE ACCOMPANYING PROXY CARD IS ACCOMPANIED BY A SELF-ADDRESSED ENVELOPE FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                    PROXY STATEMENT
                          OF
                 HCB BANCSHARES, INC.
               237 JACKSON STREET, S.W.
              CAMDEN, ARKANSAS 71701-3941


            ANNUAL MEETING OF STOCKHOLDERS
                     MAY 13, 1999



                        GENERAL

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of HCB Bancshares, Inc. (the "Company") to be used at the annual meeting of stockholders (the "Annual Meeting") which will be held at the Charles O. Ross Center located at 746 California Avenue, Camden, Arkansas, on Thursday, May 13, 1999 at 10:00 a.m., local time. This proxy statement and the accompanying notice and proxy card are being first mailed to stockholders on or about April 9, 1999.


          VOTING AND REVOCABILITY OF PROXIES

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to Paula J. Bergstrom, Secretary of the Company, at the address shown above, by filing a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person.

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH IN THIS PROXY STATEMENT. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions, as well as shares held in street name which have been designated by brokers on proxy cards as not voted, will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present and eligible to vote for purposes of determining whether a quorum is present.


      VOTING SECURITIES AND BENEFICIAL OWNERSHIP

     Stockholders of record as of the close of business on March 26, 1999 (the "Record Date") are entitled to one vote for each share then held. At the Record Date, the Company had 2,598,700 shares of common stock, par value $.01 per share (the "Common Stock"), issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     Persons and groups owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership pursuant to the Exchange Act. The following table sets forth, at March 26, 1999, certain information as to the Common Stock believed by management to be beneficially owned by persons owning in excess of 5% of the Company's Common Stock and by all directors and executive officers of the Company as a group.

                                            AMOUNT AND     PERCENT OF
                                            NATURE OF      SHARES OF
 NAME AND ADDRESS                           BENEFICIAL    COMMON STOCK
OF BENEFICIAL OWNER                        OWNERSHIP(1)   OUTSTANDING
-------------------                        ------------   ------------

HCB Bancshares, Inc.
Employee Stock Ownership Plan ("ESOP")
237 Jackson Street, S.W.
Camden, Arkansas 71701-0878                169,280 (2)       6.5%

Friedman, Billings, Ramsey Group, Inc.
Eric F. Billings
Emanuel J. Friedman
W. Russell Ramsey
1001 19th Street North
Arlington, Virginia  22209-1710            170,700 (3)       6.6%

All directors and executive officers
   as a group (8 persons)                  251,534 (4)       9.2%

____________
(1) Includes all shares as to which the beneficial owner had sole or shared voting and/or investment power.
(2) Represents unallocated shares held in a suspense account for future allocation among participating employees as the loan used to purchase the shares is repaid; does not include 42,320 allocated shares. The ESOP trustee, Regions Bank, Little Rock, Arkansas, votes all allocated shares in accordance with instructions of the participants. Unallocated shares and shares for which no instructions have been received, if any, are voted by the ESOP trustee in the same ratio as participants direct the voting of allocated shares or, in the absence of such direction, as directed by the Company's Board of Directors.
(3) In their Schedule 13G, as amended, the reporting persons reported sole voting and dispositive power over the reported shares through the following subsidiaries: Friedman, Billings, Ramsey Investment Management, Inc. and Friedman Billings Ramsey & Co., Inc.
(4) Includes 111,096 shares which all directors and executive officers as a group had a right to purchase pursuant to the exercise of stock options exercisable within 60 days; does not include unallocated shares held by the ESOP (see above) or 40,155 shares held by Directors Moseley, Murry, Parker, Silliman and Steelman as trustees for the Company's Management Recognition Plan Trust, which shares are required to be voted in the same proportion as the unallocated shares under the ESOP or, in the absence thereof, as directed by the Company's Board of Directors.




                 ELECTION OF DIRECTORS
GENERAL

     The Company's Board of Directors consists of seven members. The Company's Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. The Board of Directors has nominated Vida H. Lampkin and Clifford Steelman to serve as directors for a three-year period. All nominees currently are members of the Board. Under Oklahoma law, directors are elected by a plurality of all shares present and entitled to vote at a meeting at which a quorum is present.

     If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     The following table sets forth the names of the persons nominated by the Board of Directors for election as directors. Also set forth is certain other information with respect to each person's age, the year he or she first became a director of the Company's subsidiary, HEARTLAND Community Bank (the "Bank"), the expiration of his or her term as a director, and the number and
percentage of shares of Common Stock beneficially owned.   Each
director of the Company is also a member of the Board of Directors of the Bank. All individuals were initially appointed as a director of the Company in 1996 in connection with the Company's incorporation.

                                                             SHARES OF
                                  YEAR FIRST               COMMON STOCK
                                  ELECTED AS   CURRENT     BENEFICIALLY
                      AGE AT      DIRECTOR OF    TERM     OWNED AT THE     PERCENT
NAME              MARCH 26, 1999   THE BANK    TO EXPIRE  RECORD DATE(1)  OF CLASS
----              --------------  ------------ ---------  --------------  ---------
                        BOARD NOMINEES FOR TERMS TO EXPIRE IN 2001

Vida H. Lampkin       60            1983        1998          60,606         2.3%

Clifford Steelman     57            1984        1998          34,258         1.3

                            DIRECTORS CONTINUING IN OFFICE

Cameron D. McKeel     60            1996        1999          40,554         1.5

Bruce D. Murry        60            1994        1999          15,180          *

Lula Sue Silliman     72            1962        1999          19,258          *

Carl E. Parker, Jr.   52            1981        2000          35,258         1.4

Roy Wayne Moseley     63            1990        2000          19,135          *

___________
(1) Includes all shares as to which the beneficial owner had sole or shared voting and/or investment power. Amounts shown include 25,392, 7,936, 23,806, 7,936, 7,936, 7,936 and 7,936 shares which may be acquired by Directors Lampkin, Steelman, McKeel, Murry, Silliman, Parker and Moseley, respectively, upon the exercise of options exercisable within 60 days of the Record Date. Amounts shown include 6,612, 1,322, 5,290, 1,322, 1,322, 1,322 and 1,322 shares which will be acquired by Directors Lampkin, Steelman, McKeel, Murry, Silliman, Parker and Moseley, respectively, upon the vesting of awards under

    the Company's Management Recognition Plan within 60 days of the Record Date.
    Does not include unallocated shares held by the ESOP (see above) or shares held by Directors Moseley, Murry, Parker, Silliman and Steelman as trustees for the
    Company's Management Recognition Plan Trust, which shares are required to be voted in the same proportion as the unallocated shares under the ESOP or, in the absence thereof, as directed by the Company's Board of Directors.
*   Amount beneficially owned is less than 1% of the outstanding Common Stock.

     Set forth below is information regarding the Company's directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

     VIDA H. LAMPKIN has served as Chairman of the Board, President and Chief Executive Officer of the Company since December 1996 and has been the Chairman of the Board, President and Chief Executive Officer of the Bank since January 1990. Mrs. Lampkin is currently a Board member of the Arkansas League of Savings Institutions, a member of the Arkansas Community of Excellence Committee for Camden, a member of the Joint Council for Economic Development, a member of the Government Affairs Council for America's Community Bankers, and was president of the Camden Chamber of Commerce in 1996.

     CLIFFORD STEELMAN retired from the Camden Kraft Packaging
Plant, International Paper, Camden, Arkansas, in 1997 after having been employed there since 1968. Mr. Steelman is a member of the Board of Directors of the Camden Fairview School
District.

     CAMERON D. MCKEEL has served as Vice President of the Company since December 1996 and as Executive Vice President of the Bank since May 1996. Mr. McKeel was named as Executive Vice President of the Company in November 1997. Prior to joining the Bank, Mr. McKeel was Executive Vice President of Arkansas State Bank in Clarksville, Arkansas. He is a member of the Camden Lions Club and President of the Ouachita Area United Way.

     BRUCE D. MURRY is owner of Bruce's, Inc., a retail establishment, located in Camden, Arkansas. He was president of the Camden Chamber of Commerce in 1995 and is a member of the Board of Deacons of First Assembly of God Church of Camden. Mr. Murry is a current member and a past president of the Camden Lions Club.

     LULA SUE SILLIMAN served as partner and office manager of the Silliman Insurance Agency, Inc. from 1949 until her retirement in 1970.

     CARL E. PARKER, JR.  has been General Manager of Camden
Monument Co. from 1970 to the present. He is a member of the Camden, Arkansas Rotary Club and Chamber of Commerce.

     ROY WAYNE MOSELEY was the owner of Wayne's Greenhouse, a wholesale flower production business, in Fordyce, Arkansas from 1960 until his retirement in 1998. Mr. Moseley serves as the Fordyce, Arkansas Fire Chief.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    The following table sets forth information regarding the executive officer of the Company who does not serve on the Board of Directors.

                  AGE AT
                 MARCH 26,
    NAME           1999       TITLE
    ----         ---------    -----
William C. Lyon    58         Senior Vice President of the
                              Company; Senior Vice President
                              and Chief Lending Officer of
                              the Bank

    The following paragraph sets forth information regarding the principal occupation of the executive officer designated above.

    WILLIAM C. LYON has served as Vice President of the Company since December 1996 and has been Senior Vice President and Chief Lending Officer of the Bank since May 1996. Mr. Lyon was named Senior Vice President of the Company in November 1997. From January 1994 to May 1996, Mr. Lyon was a self-employed banking consultant and from 1991 to 1994 he served as Senior Vice President of American National Bank and Trust Co. in Shawnee, Oklahoma. Mr. Lyon is President-elect of the Camden Area Chamber of Commerce and serves on various Chamber of Commerce committees.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company holds regular monthly meetings and special meetings as needed. During the year ended June 30, 1998, the Company's Board met 14 times. No director attended fewer than 75% in the aggregate of the total number of Board and committee meetings held while he or she was a member during the year.

    The Company's Board of Directors performs the functions of an audit committee and met one time in this capacity with respect to the fiscal 1998 audit and independent auditor's report.

    The Compensation Committee consists of the non-employee directors, which for fiscal 1998 consisted of Messrs. Moseley, Murry and Parker, Ms. Silliman and Mr. Steelman. This committee reviews the performance of the officers of the Company and its subsidiaries and met one time with respect to compensation for fiscal 1998.

    The Company does not have a standing nominating committee. Under the Company's current Bylaws, the Company's full Board of Directors selects the management nominees for election of directors. The Board of Directors met one time in this capacity with respect to the nominees for election as directors at the Annual Meeting. The Company's Certificate of Incorporation sets forth procedures that must be followed by stockholders seeking to make nominations for directors. In order for a stockholder of the Company to make any nominations, he or she must give written notice thereof to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee. In addition, the stockholder making such nomination must promptly provide any other information reasonably requested by the Company.

EXECUTIVE COMPENSATION

    The following table sets forth the cash and noncash compensation for each of the three fiscal years ended June 30, 1998 awarded to or earned by the Company's Chief Executive
Officer for services rendered in all capacities to the Company and its subsidiaries.

                                                        LONG-TERM
                                                    COMPENSATION AWARDS
                                                   -----------------------
                           ANNUAL COMPENSATION     RESTRICTED   SECURITIES
                FISCAL     -------------------       STOCK      UNDERLYING      ALL OTHER
NAME             YEAR      SALARY        BONUS      AWARDS(1)    OPTIONS       COMPENSATION
----            ------     ------        -----     ----------   ----------     ------------

Vida H. Lampkin   1998     $94,500       $  --      $211,584     50,784 (2)    $46,252 (3)
                  1997      90,000          --            --         --         18,060
                  1996      76,000         905            --         --         15,763

________________
(1) Value shown in the table is based on the closing price of the Common Stock of $16.00 as quoted by the Nasdaq National Market on the date of grant, May 1, 1998. 3,306 shares of restricted Common Stock awarded under the MRP are currently vested. An additional 9,918 shares will vest over three years, with 3,306 vesting each year, As of June 30, 1998, based on the closing sale price of the Common Stock of $10.25 as reported on the Nasdaq National Market, the aggregate value of the 9,918 shares of restricted Common Stock awarded to Ms. Lampkin was $101,660. In addition, at June 30, 1998, the Company's MRP Trust held $165 in cash representing accrued dividends for the benefit of Ms. Lampkin. In the event the Company pays dividends with respect to its Common Stock, when shares of restricted stock vest and/or are distributed, the holder will be entitled to receive any cash dividends and a number of shares of Common Stock equal to any stock dividends, declared and paid, with respect to a share of restricted Common Stock between the date the restricted stock was awarded and the date the restricted stock is distributed, plus interest on cash dividends, provided that dividends paid with respect to unvested restricted stock must be repaid to the Company in the event the restricted stock is forfeited prior to vesting.
(2) 12,696 of the shares underlying these stock options are immediately exercisable. Over the next three years options to purchase 38,088 shares will vest annually on May 1 of each year.
(3) For fiscal 1998, includes director fees ($12,000), life, health, dental and disability insurance ($4,105) and the value of shares allocated under the ESOP ($30,147); does not include indirect compensation in the form of certain perquisites and other personal benefits which did not exceed 10% of salary and bonus.

     Option Grants in Last Fiscal Year.   The following table
contains information concerning the grant of stock options under the Company's Stock Option Plan to the Company's Chief Executive
Officer during fiscal 1998.

                                 INDIVIDUAL GRANTS
                  -------------------------------------------------

                                                                    POTENTIAL REALIZABLE
                                                                      VALUE AT ASSUMED
                   NUMBER OF    % OF TOTAL                          ANNUAL RATES OF STOCK
                  SECURITIES     OPTIONS                              PRICE APPRECIATION
                  UNDERLYING    GRANTED TO    EXERCISE                 FOR OPTION TERM
                   OPTIONS     EMPLOYEES IN   OR BASE   EXPIRATION -----------------------
NAME              GRANTED(1)   FISCAL YEAR     PRICE      DATE       5%              10%
----              ----------   ------------   -------   ---------- ------           ------
Vida H. Lampkin     50,784         25%         $16.00     5/01/08    $510,887        $1,294,992

_____________
(1) Mrs.  Lampkin's option to purchase 50,784 shares, granted on May 1, 1998, is immediately exercisable for 25% of the underlying shares and becomes exercisable for another 25% of the shares over each of the next three years.  To the extent not already exercisable, the options generally become immediately exercisable in the event of a change in control of the Company.


    Year-End Option/SAR Values. The following table sets forth information concerning the number and potential realizable value at the end of the fiscal year of options held by the Chief
Executive Officer. Mrs. Lampkin did not exercise any options during fiscal year 1998.

                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                        UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/SARS
                 OPTIONS/SARS AT FISCAL YEAR-END       AT FISCAL YEAR-END (1)
                 -------------------------------    ----------------------------
NAME             EXERCISABLE       UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----             -----------       -------------    -----------    -------------
Vida H. Lampkin    12,696           38,088           $    --        $    --

__________
(1) The closing sale price of the Common Stock on that date as reported on the Nasdaq National Market ($10.25 per share) was below the exercise price of the options of $16.00 per share.

EMPLOYMENT AGREEMENTS

    The Company and the Bank maintain separate employment agreements (the "Employment Agreements") with Vida H. Lampkin, President and Chief Executive Officer of the Bank and the Company (the "Employee"). In such capacities, the Employee is responsible for overseeing all operations of the Bank and the Company, and for implementing the policies adopted by the Board of Directors. Such Boards believe that the Employment Agreements assure fair treatment of the Employee in relation to her career with the Company and the Bank by assuring her of some financial security.

    The Employment Agreements became effective on the date of their execution and provide for terms of three years and an annual base salary of $90,000. On each anniversary date of the Employment Agreements' effective date (the "Effective Date"), the term of employment will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the Employee has met the required performance standards and that such Employment Agreements should be extended. The Employment Agreements provide the Employee with a salary review by the Boards of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and sick leave. The Employment Agreements will terminate upon the Employee's death, may terminate upon the Employee's disability and are terminable by the Bank for "just cause" (as defined in the Employment Agreements). In the event of termination for "just cause," no severance benefits are available. In the event of (i) the Employee's involuntary termination of employment for any reason other than "just cause" or (ii) the Employee's voluntary termination within 90 days of the occurrence of a "good reason" (as defined in the Employment Agreements), the Employee will be entitled to receive (a) her salary up to the Employment Agreements' expiration date (the "Expiration Date") plus an additional 12-month salary, (b) a put option requiring the Bank or the Company to purchase Common Stock held by the Employee to the extent that it is not readily tradeable on an established securities market, and (c), at the Employee's election, either cash in an amount equal to the cost of benefits the Employee would have been eligible to participate in through the Expiration Date or continued participation in the benefits plans through the Expiration Date. If the Employment Agreements are terminated due to the Employee's "disability" (as defined in the Employment Agreements), the Employee will be entitled to a continuation of her salary and benefits through the date of such termination, including any period prior to the establishment of the Employee's disability. In the event of the Employee's death during the term of the Employment Agreements, her estate will be entitled to receive her salary through the last day of the calendar month in which the Employee's death occurred. The Employee is able to voluntarily terminate her Employment Agreements by providing 90 days' written notice to the Boards of Directors of the Bank and the Company, in which case the Employee is entitled to receive only her compensation, vested rights and benefits up to the date of termination.

    In the event of (i) a "change in control," or (ii) the Employee's termination for a reason other than just cause during the "protected period (as defined in the Employment Agreements)," the Employee will be paid within 10 days following the later to occur of such events an amount equal to the difference between (i) 2.99 times her "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that the Employee receives on account of the change in control. "Change in control" generally refers to (i) the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, (ii) the transfer by the Bank of substantially all of its assets to a corporation which is not an "affiliate" (as defined in the Employment Agreements),
(iii) a sale by the Bank or the Company of substantially all the assets of an affiliate which accounts for 50% or more of the controlled group's assets immediately prior to such sale, (iv) the replacement of a majority of the existing board of directors by the Bank or the Company in connection with an initial public offering, tender offer, merger, exchange offer, business combination, sale of assets or contested election, or (v) a merger of the Bank or the Company which results in less than seventy percent (70%) of the outstanding voting securities of the resulting corporation being owned by former stockholders of the Company or the Bank. The Employment Agreements provide that within 10 business days of a change in control, the Bank shall fund, or cause to be funded, a trust in the amount of 2.99 times the Employee's base amount, that will be used to pay the Employee amounts owed to her. The aggregate payments that would be made to Mrs. Lampkin, assuming her termination of employment under the foregoing circumstances at June 30, 1998, would have been approximately $245,727. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that the Employee prevails over the Company and the Bank in a legal dispute as to the Employment Agreements, she will be reimbursed for her legal and other expenses.

DIRECTOR COMPENSATION

    General.  Directors receive fees of $1,000 per month.
This fee includes any committee meeting(s), as well as service on the board of directors of one or more subsidiaries of the Company. For fiscal 1998, directors' fees totaled $84,000. In addition, directors are eligible to receive awards under the Company's Stock Option Plan and Management Recognition Plan. During the year ended June 30, 1998, Directors Lampkin, McKeel, Moseley, Murry, Parker, Silliman and Steelman received options to purchase 50,784, 47,612, 15,872, 15,872, 15,872, 15,872 and
15,872 shares of Common Stock, respectively, at an exercise price of $16.00 per share. Such options become exercisable at the rate of 25% per year, with the first 25% having become exercisable on May 1, 1998, the date of grant. In addition, Directors Lampkin, McKeel, Moseley, Murry, Parker, Silliman and Steelman received awards of 13,224, 10,580, 2,644, 2,644, 2,644,
2,644 and 2,644 shares, respectively, of restricted Common Stock. Such awards vest at the rate of 25% annually, with the first 25% having vested on May 1, 1998, the date of grant.

    Directors' Retirement Plan. The Bank's Board of Directors adopted a directors' retirement plan, effective June 13, 1996, for directors who are or were members of the Board of Directors at any time on or after the plan's effective date, provided that an employee who becomes a director after June 30, 1996 will not become a participant unless the Board of Directors adopts a specific resolution to that effect. On the effective date, (1) the account of each participant who was a director on the effective date (other than Directors Lampkin and McKeel) was credited with an amount of $1,900 for each full year of service as a director; (2) the account of Director Lampkin was credited with an amount projected to provide her with an annual retirement benefit, commencing at age 65 and continuing for her lifetime, in an amount equal to the difference between (i) 70% of her projected annual rate of pay at retirement, and (ii) the annuity value of her accrued benefits under the Bank's tax-qualified retirement plans plus her annual social security benefit at age 65; and (3) the account of Director McKeel was credited with an amount projected to provide him with an annual retirement benefit, commencing at age 65 and continuing for a period of ten years, in an amount equal to the difference between (i) 40% of his projected annual rate of pay at retirement, and (ii) the annuity value of his accrued benefits under the Bank's tax-qualified retirement plans plus his annual social security benefit at age 65.

    On the first day of each calendar month after the effective date, each participant who is a director on said date, with the exception of Directors Lampkin and McKeel, will have his or her account credited with an amount equal to

the product of $158.33 and the Safe Performance Factor for the preceding fiscal year. The Safe Performance Factor is determined annually based on the Bank's return on equity, non-performing asset ratio, and regulatory composite rating for the year as compared to targets set for the fiscal year. In addition, each participant's account will be credited with a rate of return, on any vested amounts previously credited, equal to any appreciation or depreciation determined according to the participant's election. Amounts credited to the accounts of participants other than Directors Lampkin and McKeel will be fully vested at all times. The amounts credited to Director Lampkin and Director McKeel will become vested at the rate of 1.18% for each full month of service as a director, starting with 15% vested interest on January 1, 1996, and becoming fully vested after 72 or more months of service after January 1, 1996.

    Upon a non-employee director's termination of service on the Board due to death, disability, or mandatory retirement due to age restrictions, the director's account will be credited with an amount equal to the difference between $38,000 and the amount previously credited to her or his account, exclusive of investment returns. In the event of Director Lampkin's or Director McKeel's disability or death prior to her or his attainment of 50% vesting, the vested percentage on her or his account will be increased to 50%. If Director Lampkin's or Director McKeel's service on the Board is terminated for any reason other than "just cause" following a change in control, the vested percentage of her or his account will become 100%. Distribution of account balances will be made in cash, over a ten-year period, unless the participant elects to receive a lump sum or annual installments over a period of less than ten years. If a participant dies before receiving all benefits payable under the plan, distribution will be made to her or his beneficiary or, in the absence of a beneficiary, to her or his estate, in a lump sum, unless the participant has elected to have the distribution made in installments over a period of up to ten years. Benefits under the Directors' Plan are non-transferable. The Bank will pay all benefits in cash from its general assets, and has established a trust in order to hold assets with which to pay benefits. Trust assets will be subject to the claims of the Bank's general creditors. In the event a participant prevails over the Bank in a legal dispute as to the terms or interpretation of the Directors' Plan, he or she will be reimbursed for his or her legal and other expenses.

TRANSACTIONS WITH MANAGEMENT

    The Bank offers loans to its directors, officers and employees. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. At June 30, 1998, the Bank's loans to directors and executive officers totaled approximately $41,526.

COMPENSATION COMMITTEE REPORT ON EMPLOYEE COMPENSATION

    The Compensation Committee of the Board of Directors consists of the non-employee directors, which for fiscal 1998 consisted of Directors Moseley, Murry, Parker, Silliman and Steelman. This committee reviews the performance of the executive officers of the Company and its subsidiaries and recommends employee compensation structures and amounts to the Board.

    The Compensation Committee's compensation philosophy for all employees, including executive officers, is to provide competitive levels of compensation, integrate employees' pay with the achievement of the Company's performance goals, reward exceptional corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified employees. The committee expressly endorses the position that equity ownership by employees is beneficial in aligning employees' and stockholders' interests in the enhancement of stockholder value.

    Salaries are determined by evaluating the responsibilities of each position and by reference to the competitive marketplace for qualified employees, including with respect to executive officers comparisons of salaries for comparable positions at comparable companies within the banking industry. Annual salary changes are determined by evaluating changes in compensation in the marketplace, the performance of the company and the responsibilities and performance of the employee.

    For fiscal 1998, the base salaries of the chief executive officer and other executive officers were established in accordance with the foregoing policies. The Compensation Committee reviewed proposed salaries for all bank employees, individually and in total, then reviewed each executive's salary history. Salaries for the executives were increased by percentages consistent with the percentage increase for all employees, maintaining the existing proportion of executive salaries to all salaries.

    The Committee believes that stock related award plans are an important element of compensation since they provide executives with incentives linked to the performance of the Common Stock. Accordingly, during fiscal 1998 the Committee recommended and the Board of Directors adopted the HCB Bancshares, Inc. 1998 Stock Option Plan (the "Option Plan") and the HCB Bancshares, Inc. Management Recognition Plan (the "MRP"). These plans were approved by the Company's stockholders at a special meeting in May 1998. Upon the implementation of the Option Plan, directors, officers and employees were granted options to acquire 317,400 shares of the Common Stock, in the aggregate. These options were subject to vesting over a period of three or four years. The Committee believes that the Option Plan serves as a means of providing key employees with the opportunity to acquire a proprietary interest in the Company and links their interests with those of the Company's stockholders. In addition, upon the implementation of the MRP, directors, officers and employees were granted awards of 52,900 shares of the Common Stock, in the aggregate. These awards also were subject to vesting over a period of three or four years. The purpose of the MRP is to reward and retain personnel of experience and ability in key positions of responsibility by providing such employees with a proprietary interest in the Company as compensation for their past contributions to the Company and the Bank and as an incentive to make further contributions in the future.


                                  Roy Wayne Moseley
                                  Bruce D. Murry
                                  Carl E. Parker, Jr.
                                  Lula Sue Silliman
                                  Clifford Steelman

STOCK PERFORMANCE

    The following graph shows the cumulative total return on the Company's Common Stock from the commencement of trading on May 7, 1997 through June 30, 1998 compared with the cumulative total return of the CRSP Index for Nasdaq stocks of savings institutions (U.S. Companies, SIC 6030-39) (the "Industry Index") and the CRSP Index for the Nasdaq Stock Market (U.S. Companies, all SICs) (the "Market Index") over the same period, as if $100 were invested on May 7, 1997 in the Company's Common Stock and each index. Total cumulative return on the Common Stock or the index equals the total increase in value since May 7, 1997, assuming reinvestment of all dividends paid. The shareholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.

          CUMULATIVE TOTAL SHAREHOLDER RETURN
     COMPARED WITH PERFORMANCE OF SELECTED INDEXES
           MAY 7, 1997 THROUGH JUNE 30, 1998








[Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in all companies whose equity securities are traded on the NASDAQ Stock Market and savings institutions traded on the NASDAQ market. Line graph plots the cumulative total return from May 1997 to June 1998. Plot points are provided below.]




                       5/7/97     6/30/97     6/30/98
                       ------     -------     -------
HCB Bancshares, Inc.    100         102        120.5
Savings Institutions    100         113        160.5
Nasdaq Stock Market     100         109.2      144.1


    Effective February 2, 1999, the Company's Common Stock was delisted and ceased trading on the Nasdaq National Market. The last price of the Common Stock prior to delisting was $9.375 per share.

    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's officers, directors and persons who own more than 10 percent of the outstanding Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in such Common Stock (collectively, "Reports"), and to furnish the Company with copies of all such Reports. Based solely on its review of the copies of such Reports or written representations that no such Reports were necessary that the Company received during the past fiscal year or with respect to the last fiscal year, management believes that during the fiscal year ended June 30, 1998, all of the Reporting Persons complied with these reporting requirements.


                     MISCELLANEOUS

    The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

    The Company's annual report to stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such annual report may obtain a copy by writing to the Secretary of the Company. Such annual report is not to be treated as a part of the proxy solicitation materials or as having been incorporated herein by reference.

    Effective June 25, 1997, the Company, with the approval of the Board of Directors, dismissed Gaunt & Co. and engaged Miller, England & Company, Little Rock, Arkansas, as the Company's independent certified public accountants. In connection with their audits of the two most recent fiscal years ended June 30, 1995 and 1996, Gaunt & Co.'s reports on the financial statements of the Company did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and the subsequent interim period preceding the dismissal, there were not any disagreements between the Company and Gaunt & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Gaunt & Co., would have caused it to make reference to the subject matter of such disagreement in connection with its report.

    Effective June 18, 1998, the Company, with the approval of the Board of Directors, dismissed Miller, England & Company, Little Rock, Arkansas. In connection with their audit of the most recent fiscal year ended June 30, 1997, and during the subsequent interim period preceding the dismissal, there have been no disagreements with Miller, England & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Miller, England & Company, would have caused them to make reference to the subject of such disagreement in connection with their reports. In addition, there was no adverse opinion or disclaimer of opinion, or any opinion qualified as to uncertainty, audit scope or accounting principles, in connection with their audit of the most recent fiscal year ended June 30, 1997, and during the subsequent interim period preceding their dismissal.

    Effective October 1, 1998, the Company engaged Deloitte &
Touche, LLP, Little Rock, Arkansas, as the Company's independent auditors beginning with the fiscal year ended June 30, 1998.

    The Board of Directors has ratified the appointment of Deloitte & Touche, LLP to be the Company's independent certified public accountants for the fiscal year ending June 30, 1999. A representative of Deloitte & Touche, LLP is expected to be present at the Meeting to respond to appropriate questions and to make a statement, if so desired.

                STOCKHOLDER PROPOSALS

    In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 237 Jackson Street, S.W., Camden, Arkansas 71701-3941, no later than June 17, 1999. Stockholder proposals, other than those submitted pursuant to the Exchange Act, must be submitted in writing to the Secretary of the Company at the above address not less than thirty days nor more than sixty days prior to the date of any such meeting in accordance with procedural and substantive requirements under the Company's Certificate of Incorporation; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. For consideration at the Annual Meeting, a stockholder proposal must be delivered or mailed to the Company's Secretary no later than April 19, 1999.


                           BY ORDER OF THE BOARD OF DIRECTORS


                           /s/ Paula J. Bergstrom

                           PAULA J. BERGSTROM
                           SECRETARY
Camden, Arkansas
April 9, 1999

                       FORM 10-K

       A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, HCB BANCSHARES, INC., 237 JACKSON STREET, S.W., CAMDEN, ARKANSAS 71701-3941.


PLEASE MARK VOTES         REVOCABLE PROXY
AS IN THIS EXAMPLE       HCB BANCSHARES, INC.


                  ANNUAL MEETING OF STOCKHOLDERS
                         May 13, 1999

The undersigned hereby appoints Cameron D. McKeel and Bruce D. Murry, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of HCB Bancshares, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Charles O. Ross Center located at 746 California Avenue, Camden, Arkansas, on Thursday, May 13, 1999 at 10:00 a.m., local time, and at any and all adjournments thereof, as follows:

                                         FOR  WITHHOLD  EXCEPT


1.   The election as directors of all
     nominees listed (except as marked
     to the contrary below):             [ ]    [ ]     [ ]

     VIDA H. LAMPKIN
     CLIFFORD STEELMAN

INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, MARK "EXCEPT" AND WRITE THAT
NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

____________________________________________________


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITION.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.


   Please be sure to sign and date
   this proxy in the box below                Date


   _____________________________________________________________
   Stockholders sign above        Co-holder (if any) sign above




------------------------- perforation  -----------------------

________________________________________________________________
DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE ENCLOSED.

                     HCB BANCSHARES, INC.
________________________________________________________________

________________________________________________________________
Should the abovesigned be present and elect to vote at the Annual Meeting or at any adjournment thereof, and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
The above signed acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated April 9, 1999 and a 1998 annual report to stockholders.
Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                      PLEASE ACT PROMPTLY
               SIGN, DATE & MAIL YOUR PROXY TODAY
________________________________________________________________